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                                                                     EXHIBIT 3.1


                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                         GEORGIA-PACIFIC CORPORATION
                     PURSUANT TO SECTION 14-2-1007 OF THE
                      GEORGIA BUSINESS CORPORATION CODE


                                      I.

                       The name of the Corporation is:

                        "GEORGIA-PACIFIC CORPORATION."

                                     II.

     The Restated Articles of Incorporation do not contain any amendment requiring shareholder approval, were approved by the Board of Directors of the Corporation on October 27, 1989, and restate all those provisions of the Articles of Incorporation of the Corporation (being the Restated Articles of Incorporation dated May 23, 1980, as amended on May 11, 1984, May 5, 1988, May 3, 1989 and August 3, 1989 by the filing of articles of amendment), so that, as amended and restated, said Restated Articles of Incorporation shall read as follows:


                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                         GEORGIA-PACIFIC CORPORATION


                                  ARTICLE I.

                       The name of the Corporation is:

                        "GEORGIA-PACIFIC CORPORATION."

                                 ARTICLE II.

     The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                 ARTICLE III.

     The purposes for which the Corporation is organized are to purchase and sell timber and timber products and gypsum and gypsum products; to engage in a general import and export business and the handling of timber, timber products, gypsum and gypsum products; to conduct manufacturing operations employed in the conversion of forest products and gypsum into manufactured materials of all kinds; to deal

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in every way in and with mineral products and chemicals of every kind; to buy, sell, and deal in any and all forms of real and personal property (including, without limitation, timbered lands); to conduct all forms of merchandising; to operate any business connected with or convenient to the doing of any or all of the businesses herein set forth; and to conduct any other business and engage in any other activities not specifically prohibited to corporations for profit under the laws of the State of Georgia. The Corporation shall have all powers necessary to conduct such businesses and engage in such activities, including, but not limited to, the powers enumerated in the Georgia Business Corporation Code or any amendment thereto.

                                 ARTICLE IV.

     The maximum number of shares of stock of the Corporation authorized to be outstanding at any one time shall consist of three classes, one of 10,000,000 shares of Preferred Stock, without par value, one of 25,000,000 shares of Junior Preferred Stock, without par value, and one of 150,000,000 shares of Common Stock of the par value of 80 cents each.

     The authorized but unissued shares of Preferred Stock, Junior Preferred Stock and Common Stock shall be available for issue and sale at any time and from time to time, either in whole or in part, and upon such terms and conditions and for such consideration, not less than the par value thereof, if any, as may be provided by the Board of Directors of the Corporation.

     The Common Stock shall be deemed to be stock entitled to vote within the meaning of any of the provisions of the laws of the State of Georgia and each holder of Common Stock shall, at every meeting of shareholders, be entitled to one vote, in person or by proxy, for each share of such stock held by him.

     The following is a description of the terms, provisions, preferences, rights, voting powers, restrictions and qualifications of the Preferred Stock:

     A.   Dividends on the Preferred Stock shall be cumulative.

     B. At any time after full cumulative dividends for all previous dividend periods shall have been paid on the Preferred Stock and each other class of stock (if any) ranking prior to or on a parity with the Preferred Stock as to dividends, and after declaring and setting aside a sum sufficient for the payment in full of the quarterly dividends on the Preferred Stock and each such other class of stock for the then current dividend period, then, but not prior thereto, out of any funds of the Corporation lawfully available therefor, dividends may be declared on the class or classes of stock junior to the Preferred Stock as to dividends, subject to the respective terms and provisions (if any) applying thereto. If at any time the Corporation shall fail to pay full cumulative dividends on any shares of the Preferred Stock, thereafter until such dividends shall have been paid or declared and set apart for payment, the Corporation shall not purchase, redeem or otherwise acquire for consideration any shares of any class of stock then outstanding and ranking on a parity with or junior to the Preferred Stock.


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     C.   In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of the debts, preferred stock senior to the Preferred Stock and other liabilities of the Corporation and before any distribution to the holders of the Common Stock, the Junior Preferred Stock or any other subordinate preferred stock, the holders of each series of the Preferred Stock shall be entitled to receive out of the net assets of the Corporation an amount in cash for each share equal to the amount fixed and determined by the Board of Directors in the resolution providing for the issuance of the particular series of Preferred Stock, plus all dividends accumulated and unpaid on each such share of Preferred Stock up to the date fixed for distribution, and no more. If the above-stated amount payable in such event to the holders of the Preferred Stock cannot be paid in full, the holders of the shares of Preferred Stock shall share ratably in any distribution of assets in proportion to the sums which would have been paid to them upon such distribution if all sums payable were paid and discharged in full. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.

     D. The Preferred Stock shall rank prior to the Common Stock and the Junior Preferred Stock both as to dividends and assets, and any class or classes of stock shall be deemed to rank (i) prior to the Preferred Stock either as to dividends or assets if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Preferred Stock; (ii) on a parity with the Preferred Stock either as to dividends or assets, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, if the holders of such class or classes of stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other with respect to the holders of the Preferred Stock; and (iii) junior to the Preferred Stock either as to dividends or assets, if the rights of the holders of such class or classes shall be subject or subordinate to the rights of the holders of the Preferred Stock in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be.

     E. All shares of Preferred Stock shall be identical except that the Board of Directors of the Corporation is hereby expressly authorized and empowered to divide the class of Preferred Stock into one or more series, and, prior to the issuance of any of such shares in any particular series, to fix and determine, in the manner provided by law, the number of shares to constitute such series as well as the provisions of such series described in clauses (a) through (h) below, and, after a series has been established hereunder by the Board of Directors and unless otherwise specifically provided in the original resolution establishing such series, to increase or decrease at any time and from time to time, in the manner provided by law, the number of shares included in such series (but not below the number of shares thereof then issued) by subsequent resolutions adopted by the Board of Directors (provided, however, that the Board of Directors shall not be authorized to increase or decrease the number of shares included in the Series A Adjustable Rate Convertible Preferred Stock, in the Series B Adjustable Rate Convertible Preferred Stock or in the Series B Adjustable Rate Convertible Preferred Stock (2nd Issue)):


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          (a)  The distinctive designation of such series;

          (b) The rate of dividends, the times of payment and the date from which the dividends shall be accumulated;

          (c) Whether shares can be redeemed and, if so, the redemption price and terms and conditions of redemption;

          (d) The amount payable upon shares in the event of voluntary or involuntary liquidation;

          (e) Purchase, retirement or sinking fund provisions, if any, for the redemption or purchase of shares;

          (f) The terms and conditions, if any, on which shares may be converted;

          (g) Whether or not shares have voting rights, and the extent of any such voting rights (including, without limitation, the right to elect directors); and

          (h) Any other preferences, rights, restrictions and qualifications of shares of such class or series permitted by law and these Articles of Incorporation.

     F. Each share of Preferred Stock within an individual series shall be identical in all respects with the other shares of such series, except for such changes in dates from which dividends shall first accrue and other details which because of the passage of time are required to be made in order for the substantive rights of the holders of the shares of such series to be identical.

     The following is a description of the terms, provisions, preferences, rights, voting powers, restrictions and qualifications of the Junior Preferred
Stock:

     A.   Dividends on the Junior Preferred Stock shall be cumulative.

     B. At any time after full cumulative dividends for all previous dividend periods shall have been paid on the Junior Preferred Stock and each other class of stock ranking prior to or on a parity with the Junior Preferred Stock as to dividends, and after declaring and setting aside a sum sufficient for the payment in full of the quarterly dividends on the Junior Preferred Stock and each such other class of stock for the then current dividend period, then, but not prior thereto, out of any funds of the Corporation lawfully available therefor, dividends may be declared on the class or classes of stock junior to the Junior Preferred Stock as to dividends, subject to the respective terms and provisions (if any) applying thereto. If at any time the Corporation shall fail to pay full cumulative dividends on any shares of the Junior Preferred Stock, thereafter until such dividends shall have been paid or declared and set apart for payment, the Corporation shall not purchase, redeem or otherwise acquire for consideration any shares of any class of stock then outstanding and ranking on a parity with or junior to the Junior Preferred Stock.



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     C.   In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of the debts, the Preferred Stock, any other preferred stock senior to the Junior Preferred Stock and other liabilities of the Corporation and before any distribution to the holders of the Common Stock or any subordinate preferred stock, the holders of each series of the Junior Preferred Stock shall be entitled to receive out of the net assets of the Corporation an amount in cash for each share equal to the amount fixed and determined by the Board of Directors in the resolution providing for the issuance of the particular series of Junior Preferred Stock, plus all dividends accumulated and unpaid on each such share of Junior Preferred Stock up to the date fixed for distribution, and no more. If the above-stated amount payable in such event to the holders of the Junior Preferred Stock cannot be paid in full, the holders of the shares of Junior Preferred Stock shall share ratably in any distribution of assets in proportion to the sums which would have been paid to them upon such distribution if all sums payable were paid and discharged in full. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.

     D. The Junior Preferred Stock shall rank prior to the Common Stock both as to dividends and assets, and any class or classes of stock shall be deemed to rank (i) prior to the Junior Preferred Stock either as to dividends or assets if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Junior Preferred Stock; (ii) on a parity with the Junior Preferred Stock either as to dividends or assets, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Junior Preferred Stock, if the holders of such class or classes of stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other with respect to the holders of the Junior Preferred Stock; and (iii) junior to the Junior Preferred Stock either as to dividends or assets, if the rights of the holders of such class or classes shall be subject or subordinate to the rights of the holders of the Junior Preferred Stock in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be.












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     E.   All shares of Junior Preferred Stock shall be identical except that the Board of Directors of the Corporation is hereby expressly authorized and empowered to divide the class of Junior Preferred Stock into one or more series, and, prior to the issuance of any of such shares in any particular series, to fix and determine, in the manner provided by law, the number of shares to constitute such series as well as the provisions of such series described in clauses (a) through (h) below, and, after a series has been established hereunder by the Board of Directors and unless otherwise specifically provided in the original resolution establishing such series, to increase or decrease at any time and from time to time, in the manner provided by law, the number of shares included in such series (but not below the number of shares thereof then issued) by subsequent resolutions adopted by the Board of Directors:

          (a)  The distinctive designation of such series;

          (b) The rate of dividends, the times of payment and the date from which the dividends shall be accumulated;

          (c) Whether shares can be redeemed and, if so, the redemption price and terms and conditions of redemption;

          (d) The amount payable upon shares in the event of voluntary or involuntary liquidation;

          (e) Purchase, retirement or sinking fund provisions, if any, for the redemption or purchase of shares;

          (f) The terms and conditions, if any, on which shares may be converted;

          (g) Whether or not shares have voting rights, and the extent of any such voting rights (including, without limitation, the right to elect directors); and

          (h) Any other preferences, rights, restrictions and qualifications of shares of such class or series, permitted by law and these Articles of Incorporation.

     F. Each share of the Junior Preferred Stock within an individual series shall be identical in all respects with the other shares of such series, except for such changes in dates from which dividends shall first accrue and other details which because of the passage of time are required to be made in order for the substantive rights of the holders of the shares of such series to be identical.

     G. The Board of Directors of the Corporation is hereby expressly authorized and empowered to declare and pay dividends, in the manner provided by law, in shares of Junior Preferred Stock in respect to any class of stock of the Corporation, without the consent of any of the holders of Junior Preferred Stock then outstanding.



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     The Corporation shall have the full power to purchase and otherwise acquire and dispose of its own shares and securities granted by the laws of the State of Georgia and shall have the right to purchase its shares out of its unreserved and unrestricted capital surplus available therefor, out of its unreserved and unrestricted earned surplus available therefor, as well as out of any other funds legally available therefor. Any Preferred Stock and Junior Preferred
Stock reacquired by the Corporation shall automatically be cancelled upon such reacquisition but shall remain as authorized Preferred Stock and Junior
Preferred Stock hereunder.

     No holder of any stock of any class of the Corporation shall, as such holder, have any preemptive or preferential right of subscription for any stock of any class of the Corporation or for any obligations convertible into stock or for any right of subscription for, or any warrant or option for, the purchase of any thereof, other than such (if any) as the Board of Directors of the Corporation in its discretion may determine from time to time.

     The following are the voting powers, designation, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, in addition to those previously set forth in this
Article IV, of "Series A Junior Preferred Stock":

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Preferred Stock" and the number of shares constituting such series shall be 5,000,000.

          Section 2. Dividends and Distributions. (A) Subject to the prior and superior rights of the holders of any shares of any other series of Junior Preferred Stock or any other shares of preferred stock of the Corporation ranking prior and superior to the shares of Series A Junior Preferred Stock with respect to dividends, each holder of one one-hundredth (1/100) of a share (a "Unit") of Series A Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Unit of Series A Junior Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $0.35 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Junior Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Junior Preferred



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     Stock.  In the event that the Corporation shall at any time after July 31,
     1989 (the "Rights Declaration Date") (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series A Junior Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on Units of Series A Junior Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.35 per Unit on the Series A Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series A Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Unit of Series A Junior Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series A Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.
     Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series A Junior Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a unit-by-unit basis among all Units of Series A Junior Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series A Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

          Section 3. Voting Rights. The holders of Units of Series A Junior Preferred Stock shall have the following voting rights:








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          (A)  Subject to the provision for adjustment hereinafter set forth, each Unit of Series A Junior Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series A Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of Units of Series A Junior Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (C) (i) If at any time dividends on any Units of Series A Junior Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a "default period") from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Units of Series A Junior Preferred Stock then outstanding shall have been declared and paid or set apart for payment, all holders of Units of Series A Junior Preferred Stock, voting separately as a class, shall have the right to elect two Directors.

               (ii) During any default period, such voting rights of the holders of Units of Series A Junior Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting rights nor any right of the holders of Units of Series A Junior Preferred Stock to increase, in certain cases, the authorized number of Directors may be exercised at any meeting unless one-third of the outstanding Units of Series A Junior Preferred Stock shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Units of Series A Junior Preferred Stock of such rights. At any meeting at which the holders of Units of Series A Junior Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting separately as a class, to elect Directors to fill up to two vacancies in the Board of Directors, if any such vacancies may then exist, or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series A Junior Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of Units of Series A Junior Preferred Stock shall have exercised their right to elect Directors during any default period, the number of Directors shall not be increased or decreased except as approved by a vote of the holders of Units of Series A Junior Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to the Series A Junior Preferred Stock.

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               (iii)  Unless the holders of Series A Junior Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than 25% of the total number of Units of Series A Junior Preferred Stock outstanding may request in writing, the calling of a special meeting of the holders of Units of Series A Junior Preferred Stock, which meeting shall thereupon be called by the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Units of Series A Junior Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Units of Series A Junior Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 25% of the total number of outstanding Units of Series A Junior Preferred Stock.

               (iv) During any default period, the holders of shares of Common Stock and Units of Series A Junior Preferred Stock, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect all the Directors until the holders of Units of Series A Junior Preferred Stock shall have exercised their right to elect two Directors voting as a separate class, after the exercise of which right (x) the Directors so elected by the holders of Units of Series A Junior Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section
          3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of capital stock which elected the Director whose office shall have become vacant.
          References in this paragraph (C) to Directors elected by the holders of a particular class of capital stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

               (v) Immediately upon the expiration of a default period, (x) the right of the holders of Units of Series A Junior Preferred Stock as a separate class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Units of Series A Junior Preferred Stock as a separate class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Articles or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Articles or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.





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               (vi)  The provisions of this paragraph (C) shall govern the election of Directors by holders of Units of Series A Junior Preferred Stock during any default period notwithstanding any provisions of the Articles to the contrary.

          (D) Except as set forth herein, holders of Units of Series A Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Shares of Common Stock as set forth herein) for taking any corporate action.

          Section 4. Certain Restrictions. (A) Whenever quarterly dividends or other dividends or distributions payable on Units of Series A Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series A Junior Preferred Stock shall have been paid in full, the Corporation shall not

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on Units of Series A Junior Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any parity stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock; or

               (iv) purchase or otherwise acquire for consideration any Units of Series A Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
     (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. Reacquired Shares. Any Units of Series A Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled automatically upon the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued Units of Junior Preferred Stock and may be reissued as part of a new series of Junior Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.




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

          Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of junior stock unless the holders of Units of Series A Junior Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount per Unit equal to the aggregate per share amount to be distributed to holders of shares of Common Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series A Junior Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series A Junior Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

          (B) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series A Junior Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. Consolidation, Merger etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series A Junior Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series A Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. Redemption. The Units of Series A Junior Preferred Stock shall not be redeemable.

          Section 9. Ranking. The Units of Series A Junior Preferred Stock shall rank junior to all other series of the Junior Preferred Stock and to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

          Section 10. Amendment. The Articles, including, without limitation, this resolution, shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series A Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series A Junior Preferred Stock, voting separately as a class.

          Section 11. Fractional Shares. The Series A Junior Preferred Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Preferred Stock.

          Section 12. Certain Definitions. As used herein with respect to the Series A Junior Preferred Stock, the following terms shall have the following meanings:

          (A) The term "Common Stock" shall mean the class of stock designated as the common stock, par value $.80 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of the common stock.

          (B) The term "junior stock" (i) as used in Section 4, shall mean the Common Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series A Junior Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in Section 6, shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the Series A Junior Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

          (C) The term "parity stock" (i) as used in Section 4, shall mean any class or series of stock of the Corporation hereafter authorized or issued ranking pari passu with the Series A Junior Preferred Stock as to dividends and (ii) as used in Section 6, shall mean any class or series of capital stock ranking pari passu with the Series A Junior Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up.

                                  ARTICLE V.

     The Corporation shall have perpetual existence.

                                 ARTICLE VI.

     Subject to the provisions of Section 22-512 of the Georgia Business Corporation Code, the Board of Directors of the Corporation shall have the power to distribute a portion of the assets of the Corporation, in cash or in property, to holders of shares of the Corporation out of the capital surplus of the Corporation.

                                 ARTICLE VII.

     A. Notwithstanding any provision of the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be permissible in law), the following provisions of the Bylaws of the Corporation, as in effect on March 3, 1984, shall not be amended, modified or repealed by the shareholders of the Corporation, nor shall any provision of the Bylaws of the Corporation inconsistent with such provisions be adopted by the shareholders of the Corporation, except pursuant to the affirmative vote of at least seventy-five percent (75%) of the voting power of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting as a class: Article I, Section 2; Article II, Section 1(A); Article II, Section 1(D); Article II, Section 8; and Article II, Section 9.

     B. Notwithstanding that some lesser percentage may be permissible in law, no provision of Article IV of these Articles of Incorporation regarding Junior Preferred Stock of the Corporation and no provision of this Article VII shall be amended, modified or repealed by the shareholders of the Corporation, nor shall any provision of these Articles of Incorporation inconsistent with any such provision be adopted by the shareholders of the Corporation, except pursuant to the affirmative vote of at least seventy-five percent (75%) of the voting power of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting as a class.

                                ARTICLE VIII.

     No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a Director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth in
Section 14-2-831 of the Georgia Business Corporation Code or any successor provision, or (iv) for any transaction from which the Director received an improper personal benefit. Neither the amendment or repeal of this Article nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article shall eliminate or adversely affect any right or protection of a Director of the Corporation existing immediately prior to such amendment, repeal or adoption.

                                 ARTICLE IX.

     In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors and individual directors, in addition to considering the effects of any action on the Corporation and its shareholders, may consider the interests of the employees, customers, suppliers and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that no constituency shall be deemed to have been given any right to consideration hereby.

     IN WITNESS WHEREOF, GEORGIA-PACIFIC CORPORATION has caused these Restated Articles of Incorporation to be executed and its corporate seal to be affixed and has caused its seal and the execution hereof to be attested, all by its duly authorized officers, this 30th day of October, 1989.

                                   GEORGIA-PACIFIC CORPORATION



                                   By:  /s/ Diane Durgin
                                   -----------------------
                                   Diane Durgin
                                   Senior Vice President -
                                   Law

[CORPORATE SEAL]


Attest:


/s/ Cornelia B. Brewer
- ----------------------
Cornelia B. Brewer
Assistant Secretary